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                                                                   EXHIBIT 15.01

 [LOGO OF ALPERN, ROSENTHAL & COMPANY]
   Certified Public Accountants

Warner Centre, Suite 400 . 332 Fifth Avenue . Pittsburgh,
Pennsylvania 15222-2413
(412) 281-2501 . Fax (412) 471-1996




To the Board of Directors and
Shareholders of II-VI Incorporated
Saxonburg, Pennsylvania

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of II-VI Incorporated and Subsidiaries for the periods ended September 30, 1995 and 1994, as indicated in our report dated
October 20, 1995; because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, is incorporated by reference in Registration Statements No. 33-19511, No. 33-38019, No. 33-19510 and No. 33-63739 on Form S-8.

     We are also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Alpern, Rosenthal & Company
Alpern, Rosenthal & Company

November 13, 1995


                          A Professional Corporation
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
Irving P. Rosenthal, CPA         Members American and Pennsylvania              Deborah H. Wells, CPA
Michael H. Levin, CPA        Institutes of Certified Public Accountants         Fred M. Rock, CPA
Harvey A. Pollack, CPA                                                          Sean M. Brennan, CPA
Fred J. Morelli, Jr., CPA         Accounting Firms Associated, inc.             Alexander Paul, CPA
Edward F. Rockman, CPA            Member Firms in Principal Cities              Michael E. Forgas, CPA
Emanuel V. DiNatale, CPA                                                        Joel M. Rosenthal, CPA

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